EXHIBIT 5.2
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                               [GRAPHIC OMITTED]
                        [MACLEOD DIXON LLP LETTERHEAD]

September 22, 2006


                                    CONSENT

EnCana Corporation

Dear Sirs:

RE: EnCana Corporation

Short Form Base Shelf  Prospectus Dated September 22, 2006

Reference is made to the short form base shelf prospectus (the "Prospectus") forming part of the registration statement on Form F-9 (File No. 333-137182) filed by EnCana Corporation with the U.S. Securities and Exchange Commission.

We hereby consent to the reference to our firm name in the Prospectus under the headings "Description of Debt Securities - Enforceability of Judgments" and "Legal Matters".

                                                Yours truly,


                                                /s/ Macleod Dixon LLP